[DESCRIPTION]          CRESTED CORP.
[TEXT]
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported): October 20, 1999


                                  CRESTED CORP.
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             (Exact Name of Registrant as Specified in its Charter)


Colorado                                    0-8773           84-0608126
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(State or other                             (Commission      (I.R.S. Employer
jurisdiction of                              File No.)       Identification No.)
incorporation)


877 North 8th West
Riverton, WY                                                 82501
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code: (307) 856-9271
                                                    --------------

                                 Not Applicable
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               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

Item 5. Other Events (New Coal Bed Methane Project; Litigation with Kennecott Uranium Company and Kennecott Energy Company).

     Coal Bed Methane Project. Crested Corp. ("Crested" or the "registrant") and its parent U.S. Energy Corp. ("USE") d/b/a USECC, have signed an agreement to purchase from Quantum Energy LLC, Oklahoma City, Oklahoma, a 50% working interest (40% net revenue interest) in approximately 185,000 acres of leasehold interests in the Powder River Basin of southeastern Montana. The properties are prospective for coal bed methane ("CBM"). USECC has assigned its rights under the agreement to a new Wyoming corporation Rocky Mountain Gas, Inc. ("RMG"). Crested and USE are the majority shareholders of RMG, and RMG is presently seeking financing to close the agreement with Quantum and develop the properties.

     The agreement with Quantum is scheduled to close on or before December 20, 1999. After closing, RMG will hold over 200,000 gross acres of properties which are prospective for CBM. See below for terms of the Quantum agreement.

     CBM is natural gas contained in coal and in water within coal. The Powder River Basin in Montana and northeast Wyoming is an active area for CBM projects and there is presently a very high level of drilling activity in process or planned in the Wyoming part of the Basin. Two new gas pipelines have been constructed into the Basin in 1999 and another one is under construction. An existing pipeline lies within 10 miles of the northern border of the Quantum property. Active participants in the Basin's CBM properties include Phillips Petroleum, Pennaco Energy, Inc., Barrett Resources Corp., CMS Energy Corp., Devon Energy Corp., Redstone Gas Partners, LLC and J.M. Huber Corp.

     Quantum's properties are classified as unproved. The registrant believes that the properties are similar in depth, thickness and methane content to producing CBM properties in the Basin, where cumulative coal thickness approaches 100 feet. Well depths may range from 300 to 1,300 feet. USECC now has six rigs drilling CBM properties for other companies; one rig drilling on Quantum properties, and intends to commit two more to the exploration program on behalf of RMG. USECC will be the drilling contractor for RMG on the project. USECC has several items of other equipment including tractors, water trucks, trailers, pumps, cement units and other miscellaneous equipment being used on the various CBM projects.

     Terms of the Quantum agreement are: $3.2 million at closing (adjusted for title matters); option to acquire 50% working interest in Quantum's current well program (acreage outside the sales package); $2.5 million into escrow to drill and complete 25 CBM wells on the properties identified by Quantum between January 1 and April 30, 2000 subject to force majeure; $1.3 million into escrow on or before December 31, 2000 to pay for drilling, construction of infrastructure (gathering lines, compressors, etc.) and/or acquiring additional properties in the area. Finally, subject to closing of the Quantum agreement, RMG and Quantum have agreed (subject to right of first refusal on each well) to drill and complete another 100 CBM wells on the properties during 2000.

     This Form 8-K Report contains "forward-looking" statements which include use of the words "will" and "closing and similar words. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 which amended section 21 E of the Securities Exchange Act of 1934. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward- looking statements. Among the factors which could contribute to such differences are changes in the financial markets making it difficult for RMG to obtain the financing necessary for the CBM projects, energy supplies and prices generally, and actual drilling or production results, which may differ from what is now expected. Other factors may affect changes in actual results compared to current expectations.

     Litigation with Kennecott

     Background. Crested Corp. ("Crested" or the "registrant") and its parent U.S. Energy Corp. ("USE"), the USECC joint venture ("USECC") consisting of USE and Crested together own approximately 50% of the Green Mountain Mining Venture (the GMMV), a Wyoming joint venture partnership, which owns the Green Mountain unpatented uranium claims in south- central Wyoming, the Jackpot Mine and support facilities (the mine is in the development stage) and the Sweetwater Mill (a uranium mill currently on standby located about 20 miles south of the Jackpot Mine). In the context of the GMMV and in this report, the term "USE Parties" means USE and USECC.

     Kennecott Uranium Company ("Kennecott") owns approximately 50% of the GMMV. KUC is a 100% subsidiary of Kennecott Energy Company ("KEC"), and KEC is a 100% subsidiary of Rio Tinto plc, one of the largest mining companies in the world.

     The GMMV was formed in June 1990. Unpatented mining claims held by the USE Parties were contributed to the GMMV and Kennecott committed to pay the expenses of up to $50 million to put the uranium properties into production. In 1991, the GMMV acquired the Sweetwater Mill from UNOCAL. Kennecott filed bonds or agreed to 'self bond' reclamation and related environmental liabilities associated with the uranium properties, the Jackpot Mine and the Sweetwater Mill.

     Except for short-term price swings, uranium oxide prices have not changed substantially since the GMMV was first organized but have trended lower. The registrant and USECC continue to believe that worldwide inventories of uranium oxide are shrinking and that a price turnaround will occur as domestic and foreign utilities are forced to go to uranium producers for new long term supply contracts. However, the timing and indeed the certainty of such a turnaround cannot be predicted and may not occur at all.

     In July 1998, the Management Committee of the GMMV, which is controlled by Kennecott, decided to suspend further development of the Jackpot Mine and to not further upgrade the Sweetwater Mill to operating status. The Mine has been on standby since that time, and the Mill has been on standby since it was acquired.

     As previously reported by the registrant, in late calendar 1998 and in 1999, the USE Parties had disagreements with Kennecott over the kinds and costs of work which the GMMV should be conducting on the uranium properties, the Mine and the Mill. The USE Parties have demanded an explanation of budget items submitted by Kennecott but an explanation has not been received by the USE Parties as of the date of this report. As allowed by the Joint Venture Agreement which created the GMMV, the USE Parties elected not to participate (contribute to) in the funding of the GMMV annual program and budget since 1998 and as a result, will have their collective 50% interest in the GMMV diluted.

     Kennecott has stated in audited financial statements for its most recent fiscal year, that its investments in the GMMV (approximately $60 million) are fully impaired. This means that Kennecott does not believe it will make any profit, or even recover its investment out of the GMMV, in the foreseeable future, because of Kennecott's estimates of the added investments needed to put the assets into uranium production, and its estimates of future uranium oxide prices.

     Lawsuit. On November 10, 1999, Kennecott and KEC filed a complaint in District Court, Campbell County, Wyoming (file number 22406) against USE, Crested and USECC. Kennecott and KEC seek dissolution of the GMMV by court order, and an accounting of GMMV expenses since the last audit of GMMV's financial statements (calendar 1998). Kennecott and KEC also seek a court order of a judicial plan of liquidation by which they would try to sell their interest in the GMMV to a responsible entity which would take over the permits, substitute bonds, and give adequate indemnification to the GMMV parties, or if that is not successful, then for a court order for the GMMV to complete reclamation, with the GMMV parties bearing their shares of reclamation costs.

     The complaint does not seek damages from USE, Crested or USECC.

     USE, Crested and USECC have not filed an answer to the complaint, but expect to file responsive pleadings in court by early December 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CRESTED CORP.



Dated: November 22, 1999            By:     /s/ Daniel P. SvilaR
                                            ------------------------------------
                                            Daniel P. Svilar, Secretary

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